Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037             Phone:  801-927-1337  Fax:  801-927-1344

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Celtic Cross Ltd

Las Vegas, NV

We hereby consent to the inclusion in the Form SB-2/A Registration Statement of our Report of Independent Registered Public Accounting Firm dated November 22, 2005, on our audit of the financial statements of Celtic Cross Ltd as of October 31, 2005 and December 31, 2004, and for the period of February 25, 2004 (date of inception) to December 31, 2004, and for the period of February 25, 2004 (inception) to October 31, 2005.

Sincerely,

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, UT

December 5, 2005